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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report: July 22, 2002



                            CYBEX INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)



       New York                        0-4538                   11-1731581
(State or other jurisdiction of  (Commission File No.)       (I.R.S. Employer
incorporation or organization)                               Identification No.)





                  10 Trotter Drive, Medway, Massachusetts 02053
                    (Address of Principal Executive Offices)




       Registrant's Telephone Number, Including Area Code: (508) 533-4300

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Item 4: Changes in Registrant's Certifying Accountant.

     On July 22, 2002, Cybex International, Inc. (the "Company"), upon the recommendation and approval of its Audit Committee, dismissed Arthur Andersen LLP ("Andersen") as principal independent public accountants for the Company and engaged KPMG LLP ("KPMG") as the Company's principal independent public accountants.

     In connection with the audits for the two (2) most recent years ended December 31, 2001 and 2000 and the subsequent interim period through the filing date of this Current Report on Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter of such disagreements in connection with their reports on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The reports of Andersen on the consolidated financial statements of the Company, as of and for the years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     The Company provided Andersen with the foregoing disclosures and requested Andersen to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. While the Company has received no information from Andersen that Andersen has a basis for disagreement with such statements, the Company has been unable to obtain such a letter due to the fact that the personnel primarily responsible for the Company's account (including the engagement partner and manager) have left Andersen.

     During the years ended December 31, 2001 and 2000 and through the filing date of this Current Report on Form 8-K, neither the Company nor someone on its behalf consulted KPMG regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5: Other Events.

     Karen Slein has resigned as the Company's Sr. Vice President of Administration. This position has been eliminated and the Company has re-distributed her responsibilities to other officers.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2002                    CYBEX INTERNATIONAL, INC.

                                        By: /s/ John Agialoro
                                            -----------------------------------
                                            John Aglialoro, Chairman and Chief
                                        Executive Officer

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